Exhibit 99.3

___________, 2015

Dear NUVO Bank & Trust Company Shareholder:

In connection with the merger of NUVO Bank & Trust Company (“NUVO”) with and into Merchants Bank, which was approved by the NUVO shareholders at a special meeting held on September 30, 2015, you have the opportunity to elect to receive shares of Merchants Bancshares, Inc. (“Merchants”) $0.01 par value common stock or cash, or a combination of stock and cash, in exchange for your shares of NUVO common stock, subject to applicable allocation and proration procedures. This election will be effective only upon the completion of the merger. A description of the merger and the election, allocation and proration procedures is included in the proxy statement/prospectus dated August 17, 2015 (the “Proxy Statement”), which was provided to you previously in connection with NUVO’s special meeting of shareholders. The merger is expected to be completed on or about _________, 2015.

Enclosed is an Election Form and Letter of Transmittal and related documents. Please complete, sign and return the Election Form and Letter of Transmittal, with all of your NUVO stock certificates, to Merchants’ exchange agent, American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) on or before the Election Deadline specified below, in order to make an election. Also enclosed for your information are Frequently Asked Questions about the election process and an envelope to return your Election Form and Letter of Transmittal and your stock certificates. Please do not send your stock certificates to NUVO or Merchants.

In order for your election to be effective, the Exchange Agent must receive your Election Form and Letter of Transmittal, together with your NUVO stock certificates, no later than the Election Deadline of 5:00 p.m., New York time, on __________, 2015. Please follow the instructions provided with the Election Form and Letter of Transmittal carefully.

If you do not surrender your NUVO stock certificates with the Election Form and Letter of Transmittal, the Exchange Agent will send you additional forms for the surrender of your NUVO stock certificates after completion of the merger, and you will be deemed not to have made an election of either cash or stock, and an allocation of cash and/or shares of Merchants stock will be made for you, subject to the allocation and proration procedures contained in the merger agreement. If you choose to make an election, please note that (i) you may revoke your election any time prior to the Election Deadline by following the instructions provided with the Election Form and Letter of Transmittal and (ii) the merger may not close for some time after the Election Deadline and during that period you will not be able to trade your NUVO stock.

The Proxy Statement contains important information about the merger, your election rights and the allocation of cash and shares of Merchants common stock in the merger, so please read the Proxy Statement and sections 2.06 and 2.08 of the merger agreement attached as Appendix A to the Proxy Statement carefully before making your election by completing and returning the Election Form and Letter of Transmittal.

If you also hold Organizer Warrants issued by NUVO in 2008 or Warrants issued by NUVO in 2013, please do not use the enclosed form to send your warrant certificates. Holders of Organizer Warrants and 2013 Warrants will receive separate instructions.

If you have any questions regarding the enclosed election materials, please call the Exchange Agent, toll free, at
1-800-_________.

Michael R. Tuttle
President and Chief Executive Officer

Time is Critical.	Please Complete and Return Promptly

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common stock, par value $0.01 per share, of NUVO Bank & Trust Company

ELECTION DEADLINE IS 5:00 P.M., NEW YORK TIME, ON ___________, 2015

If your NUVO Bank & Trust Company Certificate(s) has been lost, stolen, misplaced or mutilated, contact the Exchange Agent at (___) _________, or ______ [name] ______, at NUVO Bank & Trust Company (___) _______. See Instruction 3, page 4.

PLEASE RETURN IN THE ACCOMPANYING ENVELOPE OR SEND BY OVERNIGHT DELIVERY

Method of delivery of the stock certificate(s) is at the option and risk of the owner thereof. See Instruction 5, page 5. Mail or send by overnight delivery service this Election Form and Letter of Transmittal, together with the certificate(s) described below representing your shares, to the Exchange Agent:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

For Information call the Exchange Agent at (877) 248-6417 or (718) 921-8317.

This election relates to the proposed merger (the “Merger”) between NUVO Bank & Trust Company (“NUVO”) and Merchants Bank, a wholly-owned subsidiary of Merchants Bancshares, Inc. (“Merchants”), pursuant to the terms of the Agreement and Plan of Merger dated as of April 27, 2015 between NUVO and Merchants and a related Bank Merger Agreement dated as of July 2, 2015 between NUVO and Merchants Bank and joined in for certain limited purposes by Merchants (together, the “Merger Agreement”). The proposed Merger was approved by the shareholders of NUVO at a special meeting of shareholders held on September 30, 2015. Each NUVO shareholder will have the opportunity to elect to receive, upon completion of the Merger (i) all cash, (ii) all Merchants common stock, $0.01 par value per share, or (iii) a combination of cash and Merchants common stock in exchange for their NUVO shares, subject to the allocation and proration procedures in the Merger Agreement. For a full discussion of the proposed Merger and the effect of this election, please refer to the Proxy Statement/Prospectus dated August 17, 2015 (the “Proxy Statement”), a copy of which was previously mailed to you in connection with the special meeting. The Merger is expected to be completed on or about __________, 2015.

This election governs the consideration that you, as a shareholder of NUVO, will receive if the Merger is completed, subject to the allocation and proration procedures in the Merger Agreement. This election may also affect the income tax treatment of the merger consideration that you receive.

DESCRIPTION OF NUVO BANK & TRUST COMPANY SHARES SURRENDERED
Names(s) and Address of Registered Holder(s) Please correct details if incorrect or fill in, if blank) Please ensure name(s) appear(s) exactly as on Certificate)	Certificate No(s)	Number of Shares

TOTAL SHARES

Please complete the form below to make an election (1) to have all or a requested percentage of your shares of NUVO common stock converted into the right to receive 0.2416 shares of Merchants common stock as described below (a “Stock Election”), with the balance of your shares of NUVO common stock converted into the right to receive $7.15 in cash per share of NUVO common stock (a “Cash Election”), or (2) to indicate that you make a no preference election. If the NO PREFERENCE ELECTION box is checked, if no box is checked, or if you check the Stock Election Percentage box and fail to fill in a percentage, you will be deemed to have made a NO PREFERENCE ELECTION for all of your shares, subject to the allocation and proration procedures in the Merger Agreement.

ELECTION

I hereby elect to receive the following as consideration for my shares of NUVO common stock:

(check only one box, fill in a percentage if you check the first box; you may choose any percentage from and including 100% to and including 0%. If you choose an amount less than 100%, you will be electing that the balance of your shares will be converted to $7.15 cash per share.)

☐

STOCK PERCENTAGE ELECTION - _____________% of the NUVO shares of common stock converted into 0.2416 shares of Merchants common stock per share of NUVO common stock, subject to the allocation and proration procedures in the Merger Agreement.

No fractional shares will be issued; you will receive a cash payment in lieu of any fractional share.

CASH ELECTION – Each share of your NUVO common stock not included in the percentage elected above for conversion to Merchants common stock will be converted into a cash payment of $7.15 per share, subject to the allocation and proration procedures in the Merger Agreement. NUVO shareholders who make a percentage election to receive Merchants common stock will automatically be deemed to have elected to receive the balance (up to 100% if the specified stock election percentage is 0%) in the form of cash.

☐

NO PREFERENCE ELECTION – The shares of NUVO common stock converted into 0.2416 shares of Merchants common stock per share of NUVO common stock and/or a cash payment of $7.15 per share, subject to the allocation and proration procedures in the Merger Agreement.

You will be deemed to have made a “NO PREFERENCE ELECTION” if,

	•	You check NO PREFERENCE ELECTION; or

	•	No choice is indicated above; or

	•	You check STOCK PERCENTAGE ELECTION and fail to fill in a percentage; or

	•	You fail to follow the instructions on this Election Form and Letter of Transmittal or otherwise fail properly to make an election; or

	•	A completed Election Form and Letter of Transmittal, including your NUVO share certificate(s), is not actually received by the Exchange Agent by the Election Deadline.

The Merger Agreement provides that 2,140,829 shares of NUVO’s outstanding common stock will be exchanged for Merchants common stock, representing approximately 75% of NUVO’s common stock on the date of the Merger Agreement (April 27, 2015), and the remaining shares of NUVO’s outstanding common stock will be exchanged for cash. When the elections of all NUVO shareholders have been received, Merchants will determine the exact amount of cash and/or shares of Merchants common stock to be distributed to NUVO shareholders based on their election choices and the allocation and proration procedures described in the Merger Agreement and Proxy Statement. Merchants will attempt to comply with the election requests of NUVO shareholders. However, if shareholders owning more than 2,140,829 shares of NUVO’s outstanding common stock elect to receive shares of Merchants common stock, the number of shares of Merchants common stock that a shareholder will receive who has made a stock election will be reduced on a pro rata basis. If shareholders owning fewer than 2,140,829 shares of NUVO’s outstanding common stock elect to receive Merchants common stock, the amount of cash that a shareholder will receive who has made a cash election will be reduced on a pro rata basis.

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your NUVO shares and any other required documentation, at the address above prior to 5:00 P.M., New York Time, on _________, 2015 (the “Election Deadline”). Do not send this document or your NUVO stock certificates to NUVO or Merchants.

Please issue the new certificate for Merchants common stock and/or the check in the name(s) and to the address shown in the box on the first page of this document, unless instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new certificate and check are to be issued in a name or names which differ from the name(s) on the surrendered certificate(s).

Issue to:

Name(s): _______________________________________

Address: _______________________________________

_______________________________________________

(See Instruction 7)

Complete ONLY if the new certificate and/or check are to be mailed to the registered holder(s) to an address other than the address on the front page of this form.

Mail to:

Name(s): _____________________________________

Address: _____________________________________

_____________________________________________

(See Instruction 8)

REGISTERED HOLDER(S) MUST SIGN IN THE BOX BELOW

SIGNATURE(S) REQUIRED Signature of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 7.

Must be signed by all of the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence of authority to Exchange Agent. See Instructions 6 and 7.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) enclosed herewith.

_______________________________________________

Registered Holder

_______________________________________________

Registered Holder

_______________________________________________

Title, if any

Important: Area Code/Phone No. ____________________

Please provide a signature guarantee if required (see Instruction 7) issued by a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”).

___________________________________________

Authorized Signature

___________________________________________

Name of Firm

___________________________________________

Address of Firm – Please Print

SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION (See Instruction 9)
Check the appropriate box:
☐	Individual/Sole Proprietor	☐	C Corporation
☐	S Corporation	☐	Partnership
☐	Limited Liability Company:__________________	☐	Trust/Estate
	Enter the tax classification (C = C Corporation, S = S Corporation, P = Partnership)	☐	Exempt Payee Exempt Payee code or Exemption from FATCA
☐	Other: __________________________________		reporting code (if any): ____________________

Taxpayer Identification Number (TIN)
Enter your TIN in the box. The TIN provided must match your name to avoid backup withholding. For Individuals, this is your Social Security Number.

Certification

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct U.S. Taxpayer Identification Number; (2) I am a U.S. Citizen, and (3) I am not subject to withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS notified me that I am not subject to withholding.

SIGNATURE: __________________________________________________ DATE: ______________________

NOTE: The new owner must sign the Substitute Form W-9. Failure to complete this form will result in backup withholdings per IRS regulations. If the new account is to be registered to Joint Tenants, use the Taxpayer Identification Number (TIN) of the first owner named on the account. If you are not a U.S. citizen or do not have a Social Security Number, please use the appropriate Form W-8. To obtain the appropriate Form W-8, please visit the IRS’ website at http://apps.irs.gov/app/picklist/list/formsPublications.html.

INSTRUCTIONS
(Please read carefully all of the instructions below)

1.   Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed and signed, together with the related NUVO Bank & Trust Company (“NUVO”) common stock certificate(s), must be received by the Exchange Agent at the address on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., NEW YORK TIME, ON _________, 2015 (the “Election Deadline”). The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and/or has been properly completed.

2.   Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and/or has been properly made.

3.   Surrender of Certificate(s), Lost Certificate(s): For an election to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your NUVO certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent at ____________, or  _____[name]_____, at NUVO Bank & Trust Company at ____________ prior to submitting this Election Form and Letter of Transmittal.

4.   Termination of Merger: If the Merger Agreement is terminated, the Exchange Agent will promptly return your tendered stock certificates via registered mail. The Exchange Agent and NUVO will use their commercially reasonable efforts to facilitate such return, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of the requesting NUVO shareholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

5.   Method of Delivery: Your NUVO certificate(s) and the Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to Merchants or NUVO. The method of delivery (mail, overnight delivery service) to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the shareholder. Delivery will be deemed effective only when actually received by the Exchange Agent. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured, is suggested. A return envelope is enclosed.

6.   New Certificate/Check Issued In the Same Name(s): If the new certificate and check are to be issued in the same name(s) as the surrendered certificate(s), the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. You need not sign the certificate(s) because signatures are not required if the certificate(s) surrendered are submitted by the registered holder of such shares unless the registered holder has completed the section entitled “SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS.” If any of the shares surrendered hereby are registered in the names of two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such to the registration must be accompanied by proper evidence of the signer’s authority to act.

7.   Special Issuance/Payment Instructions: If checks and new certificates are to be made payable to or registered in other than the name(s) that appear(s) on the surrendered certificate(s), indicate the name(s) and address in the box on page 3 marked “SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS.” Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment. You may obtain such forms by contacting AST at the number listed on page 1 or by accessing either http://www.amstock.com/shareholder/sh_downloads.asp or www.irs.gov.

If the section entitled “SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS” is completed then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

8.   Special Delivery Instructions: If checks and new certificates are to be delivered to the registered holder(s) of the surrendered certificates at an address other than that appearing on the front of the Election Form and Letter of Transmittal, indicate the name(s) and address in the box on page 3 marked “SPECIAL DELIVERY INSTRUCTIONS”.

9.   Substitute Form W-9: Certification of your tax ID number is required in order to prevent withholding from your cash merger proceeds. You must fill out, sign, and date this Substitute Form W-9 (or submit a Form W-8, as applicable), otherwise your transmittal and accompanying documents will be rejected and sent back to you. To obtain the appropriate form, please visit the IRS’ website at http://apps.irs.gov/app/picklist/list/formsPublications.html.

STOCK/CASH ELECTION PROCESS

FREQUENTLY ASKED QUESTIONS

1.

Why have I been sent an Election Form and Letter of Transmittal?

At a special meeting of shareholders held on September 30, 2015, the shareholders of NUVO Bank & Trust Company (“NUVO”) approved the Agreement and Plan of Merger dated as of April 27, 2015 between NUVO and Merchants Bancshares, Inc. (“Merchants”), and a related Bank Merger Agreement dated as of July 2, 2015 between NUVO and Merchants Bank (a wholly-owned subsidiary of Merchants) and joined in for certain limited purposes by Merchants (together, the “Merger Agreement”), which provide for the merger of NUVO with and into Merchants Bank, with Merchants Bank as the surviving bank (the “Merger”). The Merger and Merger Agreement were described in a proxy statement/prospectus dated August 17, 2015 (the “Proxy Statement”), a copy of which was previously delivered to you.

Under the Merger Agreement, you, as a NUVO shareholder, have the option to elect to receive (i) all Merchants common stock, (ii) all cash, or (iii) a combination of cash and Merchants common stock in the percentages you elect, as consideration for your shares of NUVO common stock, subject, however, to the allocation and proration procedures described in the Merger Agreement, the Proxy Statement and the answer to Question 7 below. An Election Form and Letter of Transmittal is being mailed to each shareholder holding NUVO stock certificates. You should use the form to make a cash and/or stock election and to surrender your NUVO stock certificates. If you also hold shares with a bank or brokerage firm, you will receive separate election instructions from them.

2.

What is the Election Form and Letter of Transmittal?

The enclosed Election Form and Letter of Transmittal does two things. First, it lets us know your preferred form of payment for your shares of NUVO common stock (i.e., shares of Merchants common stock and/or cash). Aggregate shareholder elections will determine how the allocation and proration provisions of the Merger Agreement are applied to determine the actual merger consideration each NUVO shareholder will receive.

Second, it allows you to surrender your NUVO stock certificates in order to receive payment for the shares of NUVO common stock requested in your name.

3.

What is the deadline for submitting my completed Election Form and Letter of Transmittal and NUVO stock certificates?

Your completed Election Form and Letter of Transmittal, together with your NUVO stock certificates, must be received by American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) on or before 5:00 p.m., New York Time on _____________, 2015 (the “Election Deadline”). Delivery instructions are contained in Question 20.

4.

How do I complete the Election Form and Letter of Transmittal?

The Election Form and Letter of Transmittal is divided into separate sections. Instructions for completing each section are set forth in the Election Form and Letter of Transmittal, where applicable.

When completed, please sign and date the Election Form and Letter of Transmittal and send it to the Exchange Agent in the enclosed envelope along with your NUVO stock certificates so it is received on or before the Election Deadine so that you can make your election to receive shares of Merchants common stock, cash or a combination of cash and shares. Please see Question 13 for important information concerning transmitting your Election Form and Letter of Transmittal to the Exchange Agent. Please note that if your shares are held jointly, the signatures of all joint owners are required.

Consistent with the terms of the Merger Agreement, the Election Form and Letter of Transmittal authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the shares of Merchants common stock and/or cash in exchange for your shares of NUVO common stock.

Return your completed Election Form and Letter of Transmittal along with your NUVO stock certificate(s) the in the enclosed envelope so they are received on or before the Election Deadline. Do not sign the back of your stock certificates except in those circumstances described in Instruction 7 or 8 of the Election Form and Letter of Transmittal.

5.

What happens if I do not return an Election Form and Letter of Transmittal or I miss the Election Deadline?

If your properly completed Election Form and Letter of Transmittal is not received prior to 5:00 p.m., New York time, on ____________, 2015, you will be deemed to have made a NO PREFERENCE ELECTION (see page 4 of the Election Form and Letter of Transmittal) and will receive shares of Merchants common stock and/or cash in exchange for your shares of NUVO common stock, subject to the allocation and proration procedures in the Merger Agreement.

Until you submit your NUVO stock certificates and the Merger is completed, the cash and/or shares of Merchants common stock cannot be sent to you.

6.

What are my elections for converting my shares of NUVO common stock?

You can elect, subject to the allocation and proration procedures described in Question 7, to have (i) all of your shares of NUVO common stock converted into Merchants common stock, (ii) all of your shares of NUVO common stock converted into cash, or (iii) a percentage of your shares of NUVO common stock converted into Merchants common stock and the balance of your shares of NUVO common stock converted into cash.

7.

Am I guaranteed to receive what I ask for on the election form?

Merchants cannot ensure that all NUVO shareholders will receive their election choices. The Merger Agreement provides that only 2,140,820 of the outstanding shares of NUVO common stock (representing approximately 75% of NUVO’s outstanding shares on the date of the Merger Agreement) will be exchanged for stock and the remaining outstanding shares of NUVO common stock will be exchanged for cash. When the elections of all NUVO shareholders have been received, Merchants will determine the exact amount of cash and/or shares of Merchants common stock to be distributed to each NUVO shareholder based on their election choices and the allocation and proration procedures contained in the Merger Agreement. Merchants will attempt to comply with the election requests of NUVO shareholders. However, if shareholders owning more than 2,140,829 shares of NUVO’s outstanding common stock elect to receive shares of Merchants common stock, the number of shares of Merchants common stock that a shareholder will receive who has made a stock election will be reduced on a pro rata basis. If shareholders owning fewer than 2,140,829 shares of NUVO’s outstanding common stock elect to receive Merchants common stock, the amount of cash that a shareholder will receive who has made a cash election will be reduced on a pro rata basis.

8.

If I receive shares of Merchants common stock, how many shares will I receive for each share of NUVO common stock?

For each share of NUVO common stock owned for which you receive Merchants common stock as merger consideration, you will receive 0.2416 shares of Merchants common stock. Merchants will not issue fractional shares. Instead you will receive a cash payment equal to the fraction of a share multiplied by $29.59, as provided in the Merger Agreement.

On _________, 2015, the most recent practicable date before the printing of this document, the closing price of Merchants common stock on NASDAQ was $_____. The price of Merchants common stock may increase or decrease subsequent to ______, 2015.

9.

If I receive cash, how much cash will I receive for each share of NUVO common stock?

Merchants will pay you $7.15 in cash for each share of NUVO common stock exchanged for cash.

10.

When can I expect to receive my Merchants stock certificates or cash?

We anticipate that shareholders who have properly completed and returned their Election Form and Letter of Transmittal with their NUVO stock certificates will receive the merger consideration within ___ business days after the date the Merger is completed.

11.

What if I cannot locate my stock certificate(s)?

Immediately contact the Exchange Agent at _______________, or ______[name]______ at NUVO at _________________, for replacement instructions. If your replacement certificate(s) are not received in sufficient time to get them to the Exchange Agent before the Election Deadline, or if other arrangements satisfactory to Merchants and NUVO have not been made, you will be treated as if you did not make an election (NO PREFERENCE ELECTION) (see Question 5).

12.

Will I have to pay taxes on the proceeds if my shares are exchanged?

Generally, an exchange involving cash will be treated as a transaction in which gain or loss will be recognized. You will not recognize gain or loss if you exchange your shares of NUVO common stock solely for Merchants common stock except to the extent of any cash received in lieu of a fractional share of Merchants common stock. You should refer to the discussion in the Proxy Statement under the caption “THE MERGER – Material Federal Income Tax Consequences of the Merger.” Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effects of the merger to you, including the application and effect of foreign, state, local or other tax laws.

13.

How should I send in my signed documents and stock certificates?

An envelope addressed to the Exchange Agent is enclosed with these FAQs and the Election Form and Letter of Transmittal. You may use this envelope to return your Election Form and Letter of Transmittal, your NUVO stock certificates, and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send the Election Form and Letter of Transmittal and any additional documentation to: American Stock Transfer & Trust Company, LLC, at the address shown on page 1 of the Election Form and Letter of Transmittal and in Question 20 below. If you are mailing stock certificates, we recommend that they be sent (using the return envelope provided) registered mail, properly insured, with return receipt requested. You may instead choose to send your documentation to the Exchange Agent by an overnight delivery service, also properly insured. The amount of insurance that may be purchased from overnight delivery services may be greater than is available if you send the documents by mail. Please do not return any documents to NUVO or Merchants.

Until your NUVO stock certificates are actually received by the Exchange Agent, delivery is not completed. You hold title to the certificates and you bear the risk of loss.

14.

Are there any fees associated with the exchange?

There are no fees associated with the exchange unless you need to replace missing stock certificates or request a check or certificate representing Merchants common stock in a name(s) other than your name.

15.

How do I change my address on the Election Form and Letter of Transmittal?

Mark through any incorrect address information that is printed on the front of the Election Form and Letter of Transmittal. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment of the merger consideration at a different address from that imprinted on the front of the Election Form and Letter of Transmittal, please complete the box entitled SPECIAL DELIVERY INSTRUCTIONS on the Election Form and Letter of Transmittal.

16.

What do I do if:

•

I want to change the name on my certificate?

•

I want to have my check made payable to someone else?

•

The owner or co-owner of the shares is deceased?

Please complete the SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS in the Election Form and Letter of Transmittal in order to transfer the shares or cash to someone else. You will need to provide a signature guarantee (see instruction 7 of the Election Form and Letter of Transmittal).

17.

May I continue to trade my NUVO shares after I surrender my stock certificate(s)?

No. Once you submit your stock certificates, you may no longer trade your shares, though the stock will continue to trade until the Merger is effective. We cannot predict with certainty the date the Merger will be completed.

18.

Can I revoke my election?

Any election may be revoked until the Election Deadline of 5:00 p.m., New York time, on __________, 2015. To revoke or change an election, a written notice of revocation must (i) specify the name of the shareholder having made the election to be revoked and (ii) be signed by the shareholder in the same manner as the original signature on the Election Form and Letter of Transmittal by which such election was made. A new election may be made by submitting a new Election Form and Letter of Transmittal on or before the Election Deadline.

19.

Who do I call if I have additional questions?

You may contact the Exchange Agent at _______________________.

20.

Where do I deliver my completed Election Form and Letter of Transmittal and Stock Certificates?

DELIVERY INSTRUCTIONS

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON __________, 2015 (THE “EXPIRATION DATE”). THE COMPANIES EXPECT THAT THE MERGER WILL OCCUR ON OR ABOUT ______________, 2015.

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

At a special meeting of shareholders held on September 30, 2015, the shareholders of NUVO Bank & Trust Company (“NUVO”) approved the Agreement and Plan of Merger, dated as of April 27, 2015, between Merchants Bancshares, Inc. (“Merchants”) and NUVO and a related Bank Merger Agreement between NUVO and Merchants Bank (a wholly-owned subsidiary of Merchants) and joined in for certain limited purposes by Merchants (together, the “Merger Agreement”). The Merger Agreement provides for the merger of NUVO with and into Merchants Bank. The proposed merger was described in a Proxy Statement/Prospectus dated August 17, 2015, which was mailed to NUVO shareholders of record as of August 17, 2015, and which contained a copy of the documents constituting the Merger Agreement as Appendices A and B. The merger is expected to become effective on or about _____________, 2015.

Under the terms of the Merger Agreement, NUVO shareholders have the following election options, subject to the allocation and proration provisions in the Merger Agreement:

1.

STOCK PERCENTAGE ELECTION – NUVO shareholders may elect to have between 100% and 0% of their NUVO common stock converted to Merchants common stock at the rate of 0.2416 shares of Merchants common stock for each share of NUVO common stock. (No fractional shares will be issued)

CASH ELECTION – NUVO shareholders may elect to have their NUVO shares not covered by a stock election to be converted into the right to receive a cash payment at the rate of $7.15 for each share of NUVO common stock. Shareholders who make a percentage election to receive Merchants common stock will automatically be deemed to have elected to receive the balance (up to 100% if the specified stock election percentage is 0%) in the form of cash.

2.

NO ELECTION OR NO PREFERENCE ELECTION – NUVO shareholders who make the “No Preference” election or who fail to make a proper election, will receive Merchants common stock and/or cash, subject to the allocation and proration procedures in the Merger Agreement.

If no option is chosen on the Election Form it will be treated as a “No Preference Election” and the consideration will be provided under the terms of Option 2 above.

Merchants cannot ensure that any NUVO shareholder who makes an election will receive their election choice. The Merger Agreement provides that 2,140,829 shares of NUVO’s outstanding common stock will be exchanged for Merchants common stock and the remaining shares of NUVO’s outstanding common stock will be exchanged for cash. When the elections of all NUVO shareholders have been received, Merchants will determine the exact amount of cash and/or shares of Merchants common stock to be distributed to NUVO shareholders based on their election choices and the allocation and proration procedures described in the Merger Agreement and Proxy Statement. Merchants will attempt to comply with the election requests of NUVO shareholders. However, if shareholders owning more than 2,140,829 shares of NUVO’s outstanding common stock elect to receive shares of Merchants common stock, the number of shares of Merchants common stock that a shareholder will receive who has made a stock election will be reduced on a pro rata basis. If shareholders owning fewer than 2,140,829 shares of NUVO’s outstanding common stock elect to receive Merchants common stock, the amount of cash that a shareholder will receive who has made a cash election will be reduced on a pro rata basis.

We are enclosing the following documents for your use in communicating with clients for whom you hold shares registered in your name or in the name of your nominee:

1.

The Election Form and Letter of Transmittal that enables a registered shareholder to make his or her election and surrender his or her NUVO stock certificates. Those materials contain a Substitute Form W-9 to certify the shareholder’s taxpayer identification/social security number.

2.	Frequently Asked Questions regarding the election and transmittal process for registered shareholders.

3.

A Notice of Guaranteed Delivery to be used by brokers, dealers and other nominees to make an election if the procedures for delivering the necessary certificates representing shares of NUVO common stock cannot be completed on a timely basis.

4.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE 5:00 P.M. NEW YORK TIME ON __________, 2015 (THE “ELECTION DEADLINE”).

For an election to be valid, a duly executed and properly completed Election Form and Letter of Transmittal (or facsimile thereof) including any required signature guarantees and any other documents must be received by American Stock Transfer & Trust Company, LLC (the “Exchange Agent”), together with the certificate(s) representing surrendered shares, on or before the Election Deadline.

Shareholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to the Exchange Agent prior to the Election Deadline must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by NUVO or Merchants, or any officer, director, shareholder, agent, or other representative of NUVO or Merchants, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to the Exchange Agent for services in connection with the election and exchange process). Merchants will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to the Exchange Agent, at ____________. Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent at that telephone number.

MERCHANTS BANCSHARES, INC.

Michael R. Tuttle
President & CEO

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF NUVO BANK & TRUST COMPANY, MERCHANTS BANCSHARES, INC., MERCHANTS BANK, AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE MERGER OR THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON _________, 2015. THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.” UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

At a special meeting of shareholders held on September 30, 2015, the shareholders of NUVO Bank & Trust Company (“NUVO”) approved the Agreement and Plan of Merger, dated as of April 27, 2015, between Merchants Bancshares, Inc. (“Merchants”) and NUVO and a related Bank Merger Agreement between NUVO and Merchants Bank (a wholly-owned subsidiary of Merchants) and joined in for certain limited purposes by Merchants (together, the “Merger Agreement”). The Merger Agreement provides for the merger of NUVO with and into Merchants Bank. The proposed merger was described in a Proxy Statement/Prospectus dated August 17, 2015, which was mailed to NUVO shareholders of record as of August 17, 2015, and which contained a copy of the documents constituting the Merger Agreement as Appendices A and B. The merger is expected to become effective on or about _____________, 2015.

Under the terms of the Merger Agreement, you have the following election options for the merger consideration, subject to the allocation and proration procedures in the Merger Agreement:

1.

STOCK PERCENTAGE ELECTION – NUVO shareholders may elect to have between 100% and 0% of their NUVO common stock converted to Merchants common stock at the rate of 0.2416 shares of Merchants common stock for each share of NUVO common stock. (No fractional shares will be issued)

CASH ELECTION – NUVO shareholders may elect to have their NUVO shares not covered by a stock election to be converted into the right to receive a cash payment at the rate of $7.15 for each share of NUVO common stock. Shareholders who make a percentage election to receive Merchants common stock will automatically be deemed to have elected to receive the balance (up to 100% if the specified stock election percentage is 0%) in the form of cash.

2.

NO ELECTION OR NO PREFERENCE ELECTION – NUVO shareholders who make the “No Preference” election or who fail to make a proper election, will receive Merchants common stock and/or cash, subject to the allocation and proration procedures in the Merger Agreement.

If no option is chosen, your Election Form will be treated as a No Preference Election and the consideration will be provided under the terms of Option 2 above.

Because we are the holder of record for your NUVO shares, only we can make an election for your shares in accordance with your instructions. Please instruct us on how to exchange your NUVO common stock for cash and/or shares of Merchants common stock. If you do not make an election, we will not make an election for you and you will be deemed to have made a “No Preference Election” under the terms of Option 2 above.

Please note the following:

•

The Election Deadline is 5:00 p.m., New York time, on ____________, 2015. NUVO and Merchants anticipate that the effective date of the merger will occur on or about __________, 2015. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions prior to the Election Deadline or you will be deemed to have made a “No Preference Election.”

•	If you miss our processing deadline, you will be deemed to have made a “No Preference Election.”

•

The Merger Agreement provides that 2,140,829 shares of NUVO’s outstanding common stock will be exchanged for Merchants common stock and the remaining shares of NUVO’s outstanding common stock will be exchanged for cash. When the elections of all NUVO shareholders have been received, Merchants will determine the exact amount of cash and/or shares of Merchants common stock to be distributed to NUVO shareholders based on their election choices and the allocation and proration procedures described in the Merger Agreement and Proxy Statement. Merchants will attempt to comply with the election requests of NUVO shareholders. However, if shareholders owning more than 2,140,829 shares of NUVO’s outstanding common stock elect to receive shares of Merchants common stock, the number of shares of Merchants common stock that a shareholder will receive who has made a stock election will be reduced on a pro rata basis. If shareholders owning fewer than 2,140,829 shares of NUVO’s outstanding common stock elect to receive Merchants common stock, the amount of cash that a shareholder will receive who has made a cash election will be reduced on a pro rata basis.

•

An exchange for cash will be treated as a sale of stock for federal income tax purposes. Because individual circumstances may differ, you should consult your tax advisor to determine the tax effects of the merger, including the application and effect of foreign, federal, state, local or other tax laws.

	•	NUVO shareholders who elect to receive Merchants common stock should be aware that the price of Merchants common stock may increase or decrease in the future.

Please provide your signed instructions below:

ELECTION OPTIONS (Check the STOCK ELECTION PERCENTAGE box and fill in the percentage of your NUVO shares of common stock you wish to be converted into Merchants common stock. You may choose any percentage from and including 100% to and including 0%. If you make a stock percentage election but choose an amount less than 100%, you will be electing that the balance of your shares will be converted to $7.15 cash per share of NUVO common stock.)

☐

STOCK PERCENTAGE ELECTION - _____________% of the NUVO shares of common stock converted into 0.2416 shares of Merchants common stock per share of NUVO common stock, subject to the allocation and proration procedures in the Merger Agreement. (No fractional shares will be issued)

☐

CASH ELECTION – Each share of your NUVO common stock not included in the stock percentage elected above for conversion to Merchants common stock will be converted into a cash payment of $7.15 per share, subject to the allocation and proration procedures in the Merger Agreement. Shareholders who make a percentage election to receive Merchants common stock will automatically be deemed to have elected to receive the balance (up to 100% if the specified stock election percentage is 0%) in the form of cash.

☐

NO PREFERENCE ELECTION – The shares of NUVO common stock converted into 0.2416 shares of Merchants common stock per share of NUVO common stock and/or a cash payment of $7.15 per share, subject to the allocation and proration procedures in the Merger Agreement.

You will be deemed to have made a “NO PREFERENCE ELECTION” if,

	•	You check “No Preference Election;” or

	•	No choice is indicated above; or

	•	You check “Stock Percentage Election” and fail to fill in a percentage; or

	•	You fail to follow the instructions on this “Election Form and Letter of Transmittal” or otherwise fail properly to make an election; or

	•	A completed “Election Form and Letter of Transmittal,” together with your NUVO share certificate(s), is not actually received by the Exchange Agent by the Election Deadline.

Account Number ______________________________

If you do not elect one of these options, the Exchange Agent will treat you as a “No Preference Election.”

Signature of Shareholder		Signature of Shareholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING SHAREHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER, BANK OR FINANCIAL ADVISOR DIRECTLY.

YOUR PROMPT ACTION IS REQUESTED.

NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK
OF NUVO BANK & TRUST COMPANY

This form, or a facsimile hereof, must be used in connection with your election if:

1.	The certificates for the shares of common stock of NUVO Bank & Trust Company (“NUVO”) are not immediately available; and

2.

Time will not permit the Election Form and Letter of Transmittal (“Election Form”) and other required documents to be delivered to the Exchange Agent on or before 5:00 p.m., New York time, on ___________, 2015 (the “Election Deadline”).

This form and the Election Form may be delivered by hand, mail or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline.

The Exchange Agent is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By Mail or Facsimile:	By Hand:	By Overnight Courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department PO Box 2042 New York, NY 10272-2042 Facsimile: (718) 234-5001	American Stock Transfer & Trust Company, LLC 59 Maiden Lane Plaza Level New York, NY 10038	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Ave Brooklyn, NY 11219

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.

The undersigned hereby surrenders to American Stock Transfer & Trust Company, the Exchange Agent, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus dated August 17, 2015, and the related Election Form and Letter of Transmittal, receipt of which are hereby acknowledged, the number of shares of common stock of NUVO set forth below on this Notice of Guaranteed Delivery.

[continued and to be signed on next page]

Total Number of Shares Surrendered: _______________________________________________________________

Certificate Number(s) (if available): ________________________________________________________________

Name(s) of Record Holder(s): _____________________________________________________________________

Address: _____________________________________________________________________________________

Telephone Number: (____) ______________________

Social Security Number or Employer Identification Number: ____________________________________________

Dated: __________________________, 2015

____________________________________________

____________________________________________
Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer, together with (i) a properly completed and duly executed Election Form and Letter of Transmittal (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within three business days after the Election Deadline of 5:00 p.m., New York Time, on __________, 2015.

Name of Firm: _________________________________	___________________________________________
(Authorized Signature)
Address: ______________________________________
Name: ______________________________________
_____________________________________________
Title: _______________________________________
Telephone Number: (____) _______________________
Dated: __________________________, 2015

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. STOCK CERTIFICATES MUST BE SENT WITH THE ELECTION FORM AND LETTER OF TRANSMITTAL.

This form is not to be used to guarantee signatures. If a signature on the Election Form and Letter of Transmittal requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, registered shareholders should call the Exchange Agent, at ________________, and banks and brokerage firms should call the Exchange Agent at __________________.